                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                                  ATMI, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                  ATMI, INC.
                               7 Commerce Drive
                          Danbury, Connecticut 06810

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

To Our Stockholders:

     The 2000 Annual Meeting of Stockholders of ATMI, Inc. (the "Company") will be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut 06811 on Wednesday, May 24, 2000 at 10:00 a.m. (local time) for the following purposes:

1. To elect two directors for terms to expire at the 2003 Annual Meeting of Stockholders;

2.   To approve the Company's 2000 Stock Plan;

3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent certified auditors for the fiscal year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                              By order of the Board of Directors,


                              Ward C. Stevens
                              Secretary


Dated:  April 28, 2000


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                  ATMI , INC.
                               7 Commerce Drive
                               Danbury, CT 06810

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000
                          __________________________


  This Proxy Statement is being furnished to the stockholders of ATMI, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 24, 2000, and any adjournments or postponements thereof (the "2000 Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 1999 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 28, 2000. As used in this Proxy Statement, references to the "Company" include references to ATMI, Inc. and to its predecessor registrant, Advanced Technology Materials, Inc.

                                    PROXIES

  A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to the Company another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2000 Annual Meeting. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named herein and in favor of the other proposals set forth in the Notice of Annual Meeting.

                               VOTING SECURITIES

  The record date for the determination of stockholders entitled to notice of and to vote at the 2000 Annual Meeting was the close of business on April 7, 2000 (the "Record Date"). On the Record Date, there were 29,590,454 shares of Common Stock, the Company's only voting securities, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to be voted at the 2000 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 2000 Annual Meeting for purposes of determining whether a quorum has been achieved. Votes will be tabulated at the 2000 Annual Meeting by one or more inspectors of election appointed by the Board of Directors.

           PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company; (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table on page 6; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner               Shares Beneficially Owned       Percent of Class
------------------------------------               -------------------------       ----------------
Stephen H. Siegele (1)...........................           1,529,822                     5.2%
 3600 Woodcutters Way
 Austin, TX 78746
Eugene G. Banucci (2)............................             377,153                     1.3%
Daniel P. Sharkey (3)............................             106,093                     *
Robert S. Hillas (4).............................              50,977                     *
Mark A. Adley (5)................................              36,000                     *
Peter S. Kirlin (6)..............................              31,000                     *
Douglas J. Neugold (7)...........................              22,275                     *
Stephen H. Mahle (8).............................              20,100                     *
Kam Law (9)......................................              10,000                     *
C. Douglas Marsh.................................               8,658                     *
Michael J. Yomazzo...............................                   0                     *
All current directors and executive
officers as a group (10) persons) (10)...........             662,256                     2.2%

_____________
*   Less than 1% of the outstanding Common Stock.

(1) Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.
(2) Includes 171,875 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 9,335 shares either owned or issuable upon exercise of options within 60 days of the Record Date by Dr. Banucci's spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse.
(3) Includes 94,875 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.
(4) Includes 20,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.
(5) Includes 33,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.
(6) Consists entirely of shares issuable upon exercise of options that are exercisable within 60 days of the Record Date. Does not include 2,433 shares owned by irrevocable trusts for the benefit of Dr. Kirlin's child.
(7) Includes 21,600 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(8) Includes 19,500 shares issuable upon exercise of options that are exercisable with 60 days of the Record Date.
(9) Consists entirely of shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.
(10) Includes 405,512 shares issuable to executive officers, directors and their spouses pursuant to options that are exercisable within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1999, all such reports were timely filed.

                           1.  ELECTION OF DIRECTORS

  The Board of Directors is classified into three classes. The two directors serving in Class III have terms expiring at the 2000 Annual Meeting. In October 1999, Lamonte H. Lawrence, a Class I director whose term otherwise would have expired at the 2001 Annual Meeting, retired from the Board of Directors. In April 2000, the Board of Directors appointed Michael J. Yomazzo for a term expiring at the 2001 Annual Meeting of Stockholders of the Company to fill the vacancy resulting from Mr. Lawrence's retirement. In April 2000, Stephen H. Siegele, a Class III director whose term otherwise would have expired at the 2000 Annual Meeting, retired from the Board of Directors. In April 2000, the Board of Directors appointed C. Douglas Marsh for a term expiring at the 2000 Annual Meeting to fill the vacancy resulting from Mr. Siegele's retirement. The Board of Directors has nominated the Class III directors currently serving on the Board of Directors, Stephen H. Mahle and C. Douglas Marsh, for election to serve as directors of the Company until the 2003 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Each of the nominees has indicated a willingness to serve as a director, but if for any reason any nominee should be unavailable to serve as a director at the time of the 2000 Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead.

  If a quorum of the holders of Common Stock is present at the 2000 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of such quorum but will not be included in determining whether nominees have received the vote of such plurality.

  The following sets forth certain information regarding the nominees named above and the other directors of the Company whose terms will continue after the 2000 Annual Meeting.

Nominees for Terms Expiring in 2003

  Stephen H. Mahle, age 54, has served as a director of the Company since 1996. Mr. Mahle has been Senior Vice President of Medtronic, Inc., a medical device manufacturer, and President of its cardiac rhythm management business since January 1998. From 1995 to 1997, he was President of the Brady Pacing Business, a division of Medtronic, Inc. From 1989 to 1995, Mr. Mahle served as Vice President and General Manager of the Brady Pacing Business.

  C. Douglas Marsh, age 54, has served as a director of the Company since April 2000. Mr. Marsh has been the Vice President, U.S. Technology Development Center and U.S. Investor Relations of ASM Lithography, a seller of photolithography equipment to the semiconductor industry, since July 1998.
From 1991 to July 1998, he served as Vice President, Worldwide Sales and President, U.S. Operations at ASM Lithography.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR SUCH NOMINEES.
                                                             ---

Continuing Directors

Term Expiring in 2001:

  Robert S. Hillas, age 51, has served as a director of the Company since 1987. Mr. Hillas has been the President, Chief Executive Officer and Chairman of the Board of Envirogen, Inc., an environmental systems and services company, since April 1998. From 1993 to April 1998, Mr. Hillas served as a Managing Director of E.M. Warburg, Pincus & Co. LLC, an asset management firm.

  Michael J. Yomazzo, age 57, has served as a director of the Company since April 2000. Mr. Yomazzo has been Vice Chairman of the Board of Directors and a member of the Office of the Chief Executive Officer of Photronics, Inc., a manufacturer of photomasks, which are photographic quartz plates used in the manufacture of semiconductors, since January 1, 1999. He served as Chief Executive Officer of Photronics from August 1977 until January 1999 and as President from January 1994 until January 1999. Mr. Yomazzo is also a director of Summit Bank Connecticut.

Term Expiring in 2002:

  Mark A. Adley, age 40, has served as a director of the Company since 1991. Since 1996, Mr. Adley has been a Managing Director at Credit Suisse First Boston Corporation, an investment banking firm, where he was a Director from 1994 to 1996.

  Eugene G. Banucci, Ph.D., age 56, a founder of the Company, has served as President, Chief Executive Officer, Chairman of the Board and director since 1986.

  Kam Law, Ph.D., age 46, has served as a director of the Company since April 1999. Dr. Law has been the President of AKT, a flat panel display manufacturing equipment supplier, since October 1999 and served as Senior Vice President of AKT from October 1998 to October 1999. From April 1998 to October 1998, Dr. Law served as General Manager of the Global Product Organization at AKT. From 1997 to April 1998, Dr. Law served as Executive Managing Director and General Manager
- CVD Products at AKT. From 1994 to 1997, Dr. Law served as Senior Director of AKT.

Board of Directors Committees and Meetings

  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

  The Audit Committee is currently comprised of Mark A. Adley and Robert S. Hillas. The Audit Committee oversees the Company's system of internal accounting controls, recommends to the Board of Directors and the stockholders the appointment of a firm of independent certified auditors to conduct the annual audit of the Company's financial statements, reviews the scope of the audit, reviews reports from the independent certified auditors, and makes such recommendations to the Board of Directors in connection with the annual audit as it deems appropriate. The Audit Committee met four times during 1999.

  The Compensation Committee is currently comprised of Mark A. Adley, Robert S. Hillas and Stephen H. Mahle. The Compensation Committee reviews the compensation of officers of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the 1987, 1995, 1997 and 1998 Stock Plans, including recommending the grant of stock options thereunder. The Compensation Committee met twice during 1999.

  The Nominating Committee is currently comprised of Eugene G. Banucci and also included Stephen H. Siegele during 1999. The Nominating Committee has the authority to recommend to the Board of Directors criteria for the selection of candidates for director, evaluate candidates and recommend nominees to serve as directors. The Nominating Committee met twice during 1999.

  The Board of Directors held six meetings during 1999. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

  The Company's outside directors do not receive any cash compensation for service on the Board of Directors or any committee thereof but are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and any committee thereof. In December 1994, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $5.50 per share to Robert S. Hillas in consideration of his services on the Board of Directors. In May 1995, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $8.50 per share to Mark
A. Adley in consideration of his services on the Board of Directors. In March 1996, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $10.50 per share to Stephen H. Mahle in consideration of his services on the Board of Directors. In January 1998, the Company granted options for the purchase of 25,500, 25,000 and 2,000 shares of Common Stock at an exercise price of $24.25 to Mark A. Adley, Robert S. Hillas and Stephen H. Mahle, respectively, in consideration of their services on the Board of Directors. In January 1999, the Company granted options for the purchase of 25,000 shares of Common Stock at an exercise price of $25.25 per share to Stephen H. Siegele in consideration of his services as an employee and his service on the Board of Directors. Mr. Siegele's status as an employee terminated on December 31, 1999; however this granted option continues in effect to recognize his service on the Board of Directors. In April 1999, the Company granted fully vested options for the purchase of 5,000 shares of Common Stock at an exercise price of $21.50 to Kam Law in consideration of future services on the Board of Directors. In October 1999, the Company granted options for the purchase of 20,000 shares of Common Stock at an exercise price of $22.44 per share to Kam Law in consideration of his services on the Board of Directors. In April 2000, the Company granted options for the purchase of 50,000 shares of Common Stock at an exercise price of $45.63 per share to each of Michael J. Yomazzo and C. Douglas Marsh in consideration of future services on the Board of Directors. In each case, the exercise price for the options granted was the fair market value of the Common Stock on the date of grant, and the options granted were subject to certain vesting provisions.

                            EXECUTIVE COMPENSATION

Summary Compensation

  The following table sets forth certain information regarding the compensation paid by the Company for the years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers in 1999 (together, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

                          Summary Compensation Table

                                                                                 Long Term
                                                                                Compensation
                                                                                ------------
                                                                                   Awards
                                                                                ------------
                                                     Annual Compensation         Securities       All Other
                                                  ------------------------       Underlying        Compen-
Name and Principal Position             Year      Salary ($)     Bonus ($)      Options (#)     sation ($)(1)
---------------------------             ----      ----------     ---------      -----------     -------------
Eugene G. Banucci...................    1999        295,978       240,000           50,000         9,047
   President, Chief Executive           1998        241,091             -           60,000         5,346
    Officer                             1997        210,000       125,000           25,000         3,769
   and Chairman of the Board

Stephen H. Siegele (2)..............    1999        400,052             -           25,000             -
   President - ADCS, Vice Chairman      1998        300,000             -                -         4,667
   of the Board                         1997         89,000             -                -             -

Peter S. Kirlin.....................    1999        197,517       140,000           35,000         1,471
   Executive Vice President             1998        164,792             -           30,000         2,975
                                        1997        150,000        50,000           20,000         2,700

Douglas J. Neugold (3)..............    1999        197,517       120,000           30,000             -
   Executive Vice President             1998        186,364        50,000           39,000       100,283

Daniel P. Sharkey...................    1999        167,932       100,000           30,000         1,300
   Vice President, Chief Financial      1998        160,083             -           30,000         2,273
   Officer and Treasurer                1997        130,000        50,000           15,000         1,903

__________________
(1) Represents premiums paid for life insurance and long-term disability policies of which the Company is not the beneficiary and flexible spending contributions toward health care costs not covered by Company plans. In the case of Mr. Neugold, it also represents payments for relocation expenses.
(2) Mr. Siegele joined the Company on October 13, 1997 in connection with the Company's acquisition of the ADCS Group. On December 31, 1999, Mr. Siegele's employment with the Company ended.
(3) Mr. Neugold joined the Company on January 22, 1998. The 1998 bonus amount represents a one-time payment upon joining the Company.

Option Grants

  The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the year ended December 31, 1999.

                       Option Grants In Last Fiscal Year

                                                                                  Potential
                                         Individual Grants                   Realizable Value at
                        --------------------------------------------------
                          Number of     % of Total                             Assumed Annual
                          Securities      Options                              Rates of Stock
                          Underlying    Granted to   Exercise                Price Appreciation
                           Options       Employees     Price    Expiration   for Option Term (2)
                                                                             -------------------
      Name              Granted(#)(1)    in 1999      ($/sh)       Date       5% ($)    10% ($)
----------------------  -------------   ----------   --------   ----------   --------  ---------
Eugene G. Banucci.....      50,000          4.4%       25.25       1/1/09    793,979   2,012,100
Stephen H. Siegele....      25,000          2.2%       25.25       1/1/09    369,990   1,006,050
Peter S. Kirlin.......      35,000          3.1%       25.25       1/1/09    555,786   1,408,470
Douglas J. Neugold....      30,000          2.7%       25.25       1/1/09    476,388   1,207,260
Daniel P. Sharkey.....      30,000          2.7%       25.25       1/1/09    476,388   1,207,260

__________________
(1) Options granted vest ratably over five years on each of the first five anniversary dates of the grant date.
(2) The dollar amounts under these columns are the result of calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and, therefore, are not intended to forecast future price appreciation, if any, of the Company's Common Stock.

Stock Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information concerning option holdings as of December 31, 1999 with respect to the Named Executive Officers.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

                          Shares                                Number of Securities               Value of Unexercised
                         Acquired                              Underlying Unexercised              In-the-Money Options
                            on              Value              Options at FY-End (#)                 at FY-End ($)(1)
                                                           ------------------------------      ------------------------------
        Name            Exercise(#)      Realized($)       Exercisable      Unexercisable      Exercisable      Unexercisable
----------------------  -----------      -----------       -----------      -------------      -----------      -------------
Eugene G. Banucci.....      4,500            84,656           144,875           120,000          3,967,530        1,214,875
Stephen H. Siegele....          -                 -                 -            25,000                  -          195,313
Peter S. Kirlin.......     10,737           333,235            66,341            76,000          1,677,517          791,875
Douglas J. Neugold....          -                 -             7,800            61,200             84,338          571,725
Daniel P. Sharkey.....     20,000           676,200            79,875            66,000          2,180,034          658,500

__________________
(1) Based on the fair market value of the Company's Common Stock as of December 31, 1999 ($33.0625) minus the exercise price of the options.

Employment Agreements

  The Company entered into employment agreements with Eugene G. Banucci, Daniel
P. Sharkey and Stephen H. Siegele, effective October 10, 1997. Pursuant to the agreements, Dr. Banucci will act as President, Chief Executive Officer and Chairman of the Board of the Company, Mr. Sharkey will act as Vice President, Chief Financial Officer and Treasurer of the Company, and Mr. Siegele acted as President of the ADCS division of the Company, for annual salaries of $210,000, $130,000 and $400,000, respectively. Salaries are subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance, in the discretion of the Board of Directors. Each employee will also be eligible to receive additional compensation, including awards of performance bonuses at levels commensurate with other employees of the Company of equivalent position and grants of employee stock options, in each case in the discretion of the Compensation Committee of the Board of Directors.

  The employment agreements expire on the earliest to occur of (i) the death of the employee, (ii) the termination of the agreements due to the incapacity of the employee, (iii) the termination of the agreements by the Company with or without cause, or (iv) the termination of the agreements by the employee for just cause. Under the terms of the agreements, if the Company terminates the employee without cause, or if the employee terminates the agreement for just cause, the Company will pay the employee his annual base salary then in effect for a period of 18 months after termination in the case of Dr. Banucci and Mr. Siegele, and for a period of nine months after termination in the case of Mr. Sharkey. The Company will also provide the employee during such period with medical, dental, life and disability insurance benefits on the same basis the Company would have provided the employee during such period had he continued to be an employee of the Company.

  The employment agreements restrict each employee from competing with the Company during the term of the agreement and for a period of the later of October 10, 2002 or 36 months after the termination of employment in the case of Dr. Banucci and Mr. Siegele, or 24 months after the termination of employment in the case of Mr. Sharkey. In the event the Company should seek to enforce such non-competition provisions in a court, a court may, in exercising its discretionary authority, determine not to enforce, or to limit enforcement of, such provisions against an employee.

  The employment agreements for Dr. Banucci and Mr. Sharkey also provide that any termination associated with a change in control of the Company (including resignation by the employee for just cause such as a significant decrease in the employee's duties or authority) would result in the acceleration of options outstanding (and as may be subsequently granted) to them; provided that such acceleration of vesting shall not occur if and to the extent that (i) the Company's independent accountant has advised the Board of Directors that such acceleration could prohibit the accounting treatment of the transaction which is a change in control as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor opinion) and (ii) the Board of Directors intends to treat such transaction as a pooling of interests, in which case options would continue to vest as permitted within the terms of the applicable stock plans. In addition, Dr. Banucci and Mr. Sharkey would be entitled to any bonuses under any bonus plans then in effect as if fully earned. Benefits payable under the agreements upon a change in control may subject the employee to an excise tax as "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will reimburse the employee for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax. Such further excise tax will trigger further reimbursement by the Company. The Company will not be allowed to take a deduction for federal income tax purposes for the excess parachute payments.

  In December 1999, the Company entered into a separation agreement with Stephen
H. Siegele in connection with his termination of employment effective December 31, 1999. Pursuant to the terms of this agreement, the Company has agreed to pay Mr. Siegele $800,000 during fiscal 2000 and to transfer ownership of Mr. Siegele's company-owned automobile to him.

Compensation Committee Interlocks and Insider Participation

  During 1999, the Compensation Committee of the Board of Directors consisted of Mark A. Adley, Robert S. Hillas and Stephen H. Mahle. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Compensation Committee Report

  The Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company's executive compensation program and reviewing and making recommendations to the Board of Directors with respect to the compensation of executive officers and other senior management and the Company's overall compensation policy. In connection with such responsibilities, the Compensation Committee has authority to administer the Company's 1987, 1995, 1997 and 1998 Stock Plans, including recommending the grant of stock options and other awards thereunder. All other actions of the Compensation Committee are subject to the approval of the Board of Directors.

  The Company's executive compensation program is intended to attract and retain talented executives and senior management by offering competitive compensation opportunities. Furthermore, the Company's compensation program is designed to motivate and reward high-performing individuals based on variable compensation tied to overall corporate, separate business unit and individual performance and the creation of stockholder value. The Company's philosophy is that the combination of performance-based and stock-based compensation serves to maximize annual and long-term results and, ultimately, stockholder value. The components of the Company's executive compensation program include base salary, annual cash incentives and long-term stock option incentives. The Compensation Committee has discretion as to the composition and components awarded in a particular year to each executive officer.

Components of Executive Compensation

  Base Salary. The Compensation Committee annually reviews officers' base salaries. The Compensation Committee evaluates management's recommendations based on the results achieved by each officer relative to the assigned goals of the recently completed year as well as competitive salary practices of other similar companies.

  Annual Incentives. Annual incentives are designed to provide officers with a potential cash award based on the achievement of annual financial and operating objectives. These objectives and potential award amounts are approved by the Compensation Committee and the Board of Directors on an annual basis in advance and are based upon operating plans approved by the Board of Directors. The Compensation Committee approves specific objectives for each officer. In 1999, these objectives included the performance of business divisions, the achievement of budgeted financial performance and the successful completion of certain strategic transactions. The Compensation Committee determined cash bonus awards for each executive officer at the end of 1999 based upon the achievement of specified objectives for each officer.

  Long-term Incentives. The Compensation Committee may also recommend to the Board of Directors the grant to officers of stock options under the Company's 1995, 1997 and 1998 Stock Plans that are distinct from stock options granted as annual incentives. These options, which vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's officers with the interests of the Company's stockholders and to motivate the Company's officers to remain focused on the overall long-term performance of the Company. In 1999, executive officers received grants of non-qualified stock options. These options were granted at the fair market value of the Common Stock on the date of grant. The options become exercisable over a five-year period and have a ten-year term. In determining the number of stock options granted to executive officers, the Compensation Committee took into account position levels, individual performance and the number of shares available for issuance under the Company's 1995, 1997 and 1998 Stock Plans.

Chief Executive Officer Compensation

  During 1999, the Company's Chief Executive Officer, Eugene G. Banucci, participated in the same executive compensation program provided to other executive officers and senior management of the Company as described above. The increase in Dr. Banucci's base salary is based on market rates of compensation paid to chief executive officers of comparable companies, the Company's financial performance, primarily earnings per share and revenue growth, in the previous fiscal year and the fulfillment of a series of objectives during the previous fiscal year established at the beginning of the year by the Compensation Committee in consultation with the Chief Executive Officer. The objectives used to determine base salary for fiscal 1999 consisted of organization and strategy development, merger and acquisition activity and certain financial objectives. In 1999, Dr. Banucci received a base salary of $300,000, which represented a 25% increase over his base salary in 1998. In December 1999, the Compensation Committee authorized a $240,000 cash bonus for 1999, given the Company's financial performance and strategic progress during 1999. In June 1998, the Compensation Committee had implemented a temporary 33% salary reduction in Dr. Banucci's base pay, effective through the remainder of 1998 and did not authorize any cash bonus for 1998, given the Company's financial performance in light of an overall industry slowdown during 1998. On January 1, 1999, Dr. Banucci was granted non-qualified stock options to purchase 50,000 shares of Common Stock at an exercise price of $25.25 per share, which was the fair market value of the Common Stock on the date of grant. The options become exercisable over a five-year period and have a ten-year term.

                                    Compensation Committee:


                                    Stephen H. Mahle, Chairman
                                    Mark A. Adley
                                    Robert S. Hillas

Stock Performance Graph

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the return on the Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Electronic Components Stock Index. The measurement assumes a $100 investment as of December 31, 1994 with all dividends reinvested. The data presented are on an annual basis for the five years ended on December 31, 1999.


                            Stock Performance Graph

                             [GRAPH APPEARS HERE]

                                             Electronic
                                             Component
                       ATMI       Nasdaq       Index

12/31/94              100.00      100.00       100.00
12/31/95              168.42      141.33       165.82
12/31/96              290.53      173.89       286.42
12/31/97              406.42      213.07       300.25
12/31/98              425.26      300.25       464.11
12/31/99              556.84      542.43       910.46

                             CERTAIN TRANSACTIONS

  Between March 1997 and April 1998, the Company loaned Peter S. Kirlin an aggregate of $155,000 in exchange for Dr. Kirlin's promissory notes bearing interest at 6% per annum. In December 1997, Dr. Kirlin prepaid an aggregate of $23,120 due under the notes. On June 30, 1998, the Company consolidated all separate notes into one promissory note in the principal amount of $131,880 bearing interest at 6% per annum and due and payable on June 30, 1999. On July 31, 1999, Dr. Kirlin paid the Company $147,104, representing all principal and interest due under the note.

                              2.  2000 STOCK PLAN

  The Board of Directors has unanimously adopted and recommended that the stockholders consider and approve the Company's 2000 Stock Plan (the "2000 Stock Plan"), under which an aggregate of 2,000,000 shares will be reserved for issuance. To become effective, the 2000 Stock Plan must be approved by the Company's stockholders. Such approval at the 2000 Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on the 2000 Stock Plan will have the effect of a vote against the 2000 Stock Plan; broker non-votes with respect to voting on the 2000 Stock Plan will have no effect on the outcome of the vote.

  In June 1987, the Company adopted the 1987 Stock Plan, which was approved by the Company's stockholders in July 1987 and which has been amended from time to time (the "1987 Stock Plan"). While there are options outstanding under the 1987 Stock Plan, the 1987 Stock Plan expired in 1997. In May 1995, the Company adopted the 1995 Stock Plan, which was approved by the Company's stockholders in May 1995 (the "1995 Stock Plan"). In April 1997, the Company adopted the 1997 Stock Plan, which was approved by the Company's stockholders in April 1997, and which was amended in May 1997 (the "1997 Stock Plan"). In April 1998, the Company adopted the 1998 Stock Plan, which was approved by the Company's stockholders in May 1998 (the "1998 Stock Plan"). As of March 31, 2000, 1,153,777 shares of Common Stock had been issued pursuant to the exercise of options granted under the 1987, 1995, 1997 and 1998 Stock Plans, options to purchase 3,100,031 shares were outstanding under such plans and 262,025 shares were available for future grants under the 1995, 1997 and 1998 Stock Plans. Since the adoption of the 1998 Stock Plan, the number of full-time employees of the Company has more than doubled. Each full-time employee typically receives a grant of stock options upon the commencement of employment and many employees receive additional performance-based grants in subsequent years. To assure that sufficient shares are available to provide future grants to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success, the Board of Directors has adopted the 2000 Stock Plan. The 2000 Stock Plan will also give the Company more flexibility to keep pace with competition in a highly-competitive employment environment. Following stockholder approval of the 2000 Stock Plan, or if stockholder approval is not obtained, the Company may continue to grant awards under the 1995, 1997 and 1998 Stock Plans in accordance with their terms.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE 2000 STOCK PLAN IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 STOCK PLAN.
---

  The following constitutes a brief discussion of the material features of the 2000 Stock Plan and is qualified in its entirety by reference to the 2000 Stock Plan, the full text of which is attached hereto as Appendix A and is incorporated herein by reference. All stockholders of the Company are urged to read Appendix A in its entirety.

Nature and Purpose

  The stated purpose of the 2000 Stock Plan is to secure for the Company and any subsidiaries of the Company the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success.

  The 2000 Stock Plan is designed to meet these objectives by granting stock incentive awards to those persons whose performance or potential contribution will benefit the Company. The 2000 Stock Plan empowers the Company to grant to employees (including officers), directors and consultants of the Company and its subsidiaries incentive and non-qualified stock options ("Options") and stock appreciation rights ("SARs"). The 2000 Stock Plan also empowers the Company to grant to eligible individuals any combination of any or all of these Options and SARs, subject to certain limitations.

  Persons to whom grants of Options and SARs are made are sometimes referred to as "participants." References to "incentive stock options" are to incentive stock options within the meaning of Section 422 of the Code.

Duration

  The 2000 Stock Plan provides that it will terminate upon the earlier of (i) the tenth anniversary of the date of approval of the 2000 Stock Plan by the stockholders of the Company or (ii) the date on which all shares available for issuance under the 2000 Stock Plan shall have been issued pursuant to the exercise or cancellation of Options and SARs granted thereunder. Options and SARs outstanding on the termination date of the 2000 Stock Plan will continue to have full force and effect in accordance with the provisions of the instruments evidencing the Options and SARs. Pursuant to the 2000 Stock Plan, the Board of Directors may modify, amend, terminate or suspend the 2000 Stock Plan from time to time or at any time without stockholder approval. Any such modification, amendment, termination or suspension of the 2000 Stock Plan will not impair the rights of any person with respect to any Option or SAR previously granted.

Administration

  The 2000 Stock Plan may be administered by the Board of Directors of the Company, or a Compensation Committee or other committee, appointed by the Board of Directors and consisting of at least two directors, whose construction and interpretation of the terms and provisions of the 2000 Stock Plan are final and conclusive. The Board of Directors has delegated many of its powers under the 2000 Stock Plan to the Company's Compensation Committee. Members of the Compensation Committee serve at the discretion of the Board of Directors. The Compensation Committee may recommend to the Board of Directors the grant of Options and SARs and issue shares upon exercise of such Options and SARs, all as provided in the 2000 Stock Plan. The Compensation Committee has the authority, subject to the express provisions of the 2000 Stock Plan, to construe the 2000 Stock Plan and its related agreements, to prescribe, amend and rescind the rules and regulations relating to the 2000 Stock Plan, to determine the terms and provisions of the respective Option and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the 2000 Stock Plan. The Board of Directors or the Compensation Committee, however, may not, without stockholder approval, reduce the exercise price of any Option previously awarded pursuant to the 2000 Stock Plan. The 2000 Stock Plan provides that if Options and SARs are to be approved solely by a committee, the committee members must be "outside directors" as that term is used in the regulation related to Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Shares Subject to the 2000 Stock Plan

  The stock to be offered under the 2000 Stock Plan consists of shares of the Company's Common Stock. The last sale price for the Company's Common Stock as reported by the Nasdaq National Market on April 24, 2000 was $31.81 per share. The maximum number of shares of Common Stock in respect of which Options and SARs may be granted pursuant to the provisions of the 2000 Stock Plan may not exceed 2,000,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The shares may be either authorized and unissued shares, treasury shares or shares purchased on the open market. If an Option or SAR expires or terminates without having been exercised in full, the unexercised shares will be available for subsequent grant under the 2000 Stock Plan. Shares of Common Stock issued pursuant to the 2000 Stock Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Compensation Committee.

Eligibility

  All employees (including officers) of the Company or any of its subsidiaries are eligible to receive incentive stock options pursuant to the 2000 Stock Plan. All employees (including officers), directors and consultants of the Company or any of its subsidiaries are eligible to receive non-qualified Options and SARs. As of the Record Date, approximately 950 persons were eligible to participate in the 2000 Stock Plan.

  The selection of participants in, and the nature and size of grants under, the 2000 Stock Plan are within the discretion of the Compensation Committee, subject to approval by the Board of Directors. However, under the 2000 Stock Plan, the maximum number of shares with respect to which Options or SARs may be granted to any employee shall be limited to 112,500 shares of Common Stock in any calendar year. The Board of Directors' designation of a participant in any year does not require the Board of Directors to designate such person to receive a grant in any other year. With respect to the 2000 Stock Plan, the Board of Directors has made no determination regarding the selection of particular participants to receive grants or the nature of any grants to be made, and it is not determinable what, if any, grants the Board of Directors may have made under the 2000 Stock Plan had it been in effect in 1999. However, the table below shows the number of Options granted under the 1995, 1997 and 1998 Stock Plans to such persons or groups listed in such table during 1999.

                                                                          Number of Securities
                                                                           Underlying Options
                           Name and Position                              Granted in 1999 (1)
                           -----------------                              --------------------
Eugene G. Banucci,
     President, Chief Executive Officer,
     Chairman of the Board..............................................           50,000
Stephen H. Siegele,
     President - ADCS,
     Vice Chairman of the Board.........................................           25,000
Douglas Neugold,
     Executive Vice President...........................................           30,000
Peter S. Kirlin,
     Executive Vice President...........................................           35,000
Daniel P. Sharkey,
     Vice President, Chief Financial Officer and Treasurer..............           30,000
All current executive officers as a group...............................          145,000
All current directors who are not executive officers as a group.........           25,000
All employees, including all current officers who are not
     executive officers as a group......................................          953,654

____________
(1) Options granted vest ratably over five years on each of the first five anniversary dates from the grant date. The options were granted at exercise prices per share ranging from $19.19 to $37.38, the fair market value on the dates of grant. The options expire ten years from their respective dates of grant

Options and SARs

Options

  Options granted under the 2000 Stock Plan may be in the form of incentive stock options or non-qualified stock options. Options may be granted under the 2000 Stock Plan on such terms and conditions not inconsistent with the provisions of the 2000 Stock Plan and in such form as the Board of Directors may from time to time approve.

  The Option exercise price per share of Common Stock purchasable under an Option granted under the 2000 Stock Plan shall be determined by the Board of Directors at the time of grant. The exercise price of an incentive stock option, however, shall not be less than the fair market value of Common Stock on the date of grant or, in the case of an incentive stock option to be granted to a participant owning stock having more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per share shall be not less than 110% of the fair market value of such stock on the date of grant. The exercise price of a non-qualified stock option shall not be less than the fair market value of Common Stock on the date of grant.

  The term of each Option granted under the 2000 Stock Plan shall be fixed by the Board of Directors; however, the term of any Option may not exceed ten years from the date of grant, except that the term of any incentive stock option granted to a participant owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not exceed five years.

  An Option granted under the 2000 Stock Plan shall be exercisable at such time or times and subject to such conditions as shall be determined by the Board of Directors at the date of grant and as set forth in the instrument evidencing the Option. With respect to incentive stock options, the aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which such incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other limit as may be established under Section 422 of the Code.

  An Option granted under the 2000 Stock Plan may be exercised as provided in the instrument evidencing the option; however, no partial exercise of the Option may be for less than ten shares. Payment of the exercise price may be made with cash, with shares of Common Stock or with a combination of cash and stock. The Compensation Committee may also permit participants to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Compensation Committee, and to use the proceeds from such sale as payment of the purchase price. The Compensation Committee may, in its discretion, accelerate the date of exercise of any installments of any Options, provided that no acceleration will be made that would violate the annual vesting limitation contained in
Section 422(d) of the Code with respect to incentive stock options.

  No shares of Common Stock will be issued under the 2000 Stock Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws or any applicable listing requirements of any national securities exchange on which the Common Stock is then listed. Any participant in the 2000 Stock Plan may be required to represent and agree in writing that the stock acquired by the participant is being acquired for investment.

Stock Appreciation Rights

  Under the 2000 Stock Plan, an SAR may be granted in tandem with, in addition to, or independent of any other grant. An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price of such share, multiplied by the number of shares as to which the SARs shall have been exercised. The Company will pay such amount to the holder in cash or in shares of Common Stock or a combination thereof, as the Compensation Committee may determine.

  An SAR may be exercised by a participant in accordance with procedures established by the Compensation Committee. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates.

Employment

  An Option or SAR shall terminate if the participant ceases to be employed by the Company or a subsidiary for any reason other than death, except that the participant may (except as otherwise provided in the instrument evidencing the Option or SAR) exercise within the three-month period following termination of employment any unexpired portion of an Option or SAR that was otherwise exercisable on the date of termination of employment. Except as otherwise provided in the instrument evidencing the Option or SAR, if a participant dies while an employee of the Company or a subsidiary, any Option or SAR granted to such participant may be exercised by the participant's personal representatives or heirs within six months of the participant's death to the extent that the participant could have exercised the Option or SAR on the date of his or her death.

Transferability

  No Option or SAR granted under the 2000 Stock Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution or, with respect to non-qualified stock options and SARs, to the extent the participant's agreement granting such non-qualified stock option or SAR provides otherwise.

Change in Control

  The 2000 Stock Plan provides that if (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) the property or stock of the Company is acquired by any other corporation, or
(iii) the Company is reorganized or liquidated, then the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, will, as to outstanding Options and SARs, (1) make appropriate provision for the protection of any such outstanding Options and SARs by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable or exercisable in respect of the shares of Common Stock,
(2) upon written notice to the participants, provide that all unexercised Options and SARs must be exercised within a specified number of days of the date of such notice or such Options and SARs will be terminated, or (3) upon written notice to the participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Options and SARs held by each participant and unexercised as of that date for an amount and in the form determined pursuant to the 2000 Stock Plan.

Federal Income Tax Consequences

  Based on current provisions of the Code, and the existing regulations thereunder, certain anticipated federal income tax consequences with respect to the several types of grants are described below:

Grant of Options and SARs

  A participant will not recognize any taxable income at the time an Option or SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

Incentive Stock Options

  No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and the Company will usually be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

Non-Qualified Stock Options

  Taxable ordinary income will be recognized by the participant at the time of exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the participant will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

Stock Appreciation Rights

  Upon the exercise of an SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired, and the Company will usually be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

  In order for the full value of SARs to be deductible by the Company for federal income tax purposes, the Company may intend for such SARs to be treated as "qualified performance-based compensation," in which case, such SARs granted shall be subject to additional requirements.

Special Rules

  To the extent a participant pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock owned by the participant, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and tax holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. To preserve the Company's deductions with respect to the non-qualified options and SARs, the Board of Directors may be required to set the exercise or grant price for such non-qualified options and SARs at the fair market value of a share of Common Stock on the date of grant.

Withholding Taxes

  Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of incentive stock options, any applicable withholding taxes must be paid when and to the extent ordinary income to the participant is recognized for tax purposes.

Section 162(m)

  Under Section 162(m) of the Code, the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to its chief executive officer and its four other most highly compensated executive officers, subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) is exempt from this limitation. Options and SARs granted under the 2000 Stock Plan at an exercise price that is not less than the fair market value of Company Common Stock on the date of grant are designed to satisfy the requirements for the performance-based exemption.

General

  Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

             3.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as independent certified auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the 2000 Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent certified auditors. Ernst & Young LLP served as the Company's independent certified auditors for the fiscal year ended December 31, 1999 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young LLP are expected to be present at the 2000 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

  While stockholder ratification is not required for the selection of Ernst & Young LLP since the Board of Directors has the responsibility for selecting the Company's independent certified auditors, the selection is being submitted for ratification at the 2000 Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG
                                         ---
LLP AS INDEPENDENT CERTIFIED AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                OTHER BUSINESS

  The Board of Directors knows of no other business to be brought before the 2000 Annual Meeting. If, however, any other business should properly come before the 2000 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                          COST OF SOLICITING PROXIES

  The cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or regular employees of the Company, none of whom will be specially compensated for such activities. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of certain out-of-pocket expenses.

                        STOCKHOLDERS PROPOSALS FOR 2000

  Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Company no later than December 29, 2000. Stockholder proposals submitted to be considered at the 2001 Annual Meeting without inclusion in next year's proxy materials must be received by the Company no later than March 14, 2001. If the Company is not notified of a stockholder proposal by March 14, 2001, then proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement. Proposals should be addressed to Dean Hamilton, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

  Any stockholder of record of the Company may nominate candidates for election to the Board of Directors if a written notice is delivered to the Secretary of the Company at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder and such beneficial owner and (b) the number of shares of common stock that are owned beneficially and held of record by such stockholder and such beneficial owner.

                                    By order of the Board of Directors,


                                    Ward C. Stevens
                                    Secretary
Danbury, CT
April 28, 2000

                                                                      APPENDIX A

                                  ATMI, INC.

                                2000 STOCK PLAN

                                  ATMI, INC.

                                2000 STOCK PLAN


SECTION 1.  Purpose
---------   -------

  The purpose of the 2000 Stock Plan (the "Plan") is to secure for ATMI, Inc. (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively, the "Related Companies") the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of the Company and any Related Companies who will be responsible for the Company's future growth and continued success.

  The Plan will provide a means whereby (a) employees of the Company and any Related Companies may purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) directors, employees and consultants of the Company and any Related Companies may purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Option" or "Non-Qualified Options"); and (c) directors, employees and consultants of the Company and any Related Companies may receive stock appreciation rights ("SARs"). Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code. Options and SARs are referred to hereafter individually as a "Plan Benefit" and collectively as "Plan Benefits." Directors, employees and consultants of the Company and any Related Companies are referred to herein as "Participants."


SECTION 2.  Administration
---------   --------------

  2.1 Board of Directors and the Committee.  The Plan will be administered by
      ------------------------------------
the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. Any director to whom a Plan Benefit is awarded shall be ineligible to vote upon his or her Plan Benefit, but Plan Benefits may be granted to any such director by a vote of the remainder of the directors, except as limited below. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options and grant SARs all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to a Compensation Committee or other Committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors. If Plan Benefits are to be approved solely by a Committee, the members of the Committee shall at all times be: (i) "outside directors" as that term is defined in Treas. Reg. (S)1.162-27(e)(3) (or any successor regulation); and (ii) "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such terms are interpreted from time to time. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

  2.2 Compliance with Section 162(m) of the Code.  Section 162(m) of the Code
      ------------------------------------------
generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). It is the Company's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Company's compensation objectives. For purposes of this Plan, Covered Employees of the Company shall be those employees of the Company described in Section 162(m)(3) of the Code.


SECTION 3.  Eligibility
---------   -----------

  3.1 Incentive Stock Options.  Participants who are employees shall be eligible
      -----------------------
to receive Incentive Stock Options pursuant to the Plan; provided that no person shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Related Companies, unless the requirements of
Section 6.6(b) hereof are satisfied. In determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply. Directors who are not regular employees are not eligible to receive Incentive Stock Options.

  3.2 Non-Qualified Options and SARs.  Non-Qualified Options and SARs may be
      ------------------------------
granted to any Participant.

  3.3 Generally.  The Board of Directors may take into consideration a
      ---------
Participant's individual circumstances in determining whether to grant an Incentive Stock Option, a Non-Qualified Option or SAR. Granting of any Option or SAR for any Participant shall neither entitle that Participant to, nor disqualify that Participant from, participation in any other grant of Plan Benefits.


SECTION 4.  Stock Subject to Plan
---------   ---------------------

  Subject to adjustment as provided in Sections 8 and 9 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, $.01 par value, and the maximum number of shares which will be reserved for issuance, and in respect of which Plan Benefits may be granted pursuant to the provisions of the Plan, shall not exceed in the aggregate 2,000,000 shares. Such shares may be authorized and unissued shares, treasury shares or shares purchased on the open market. If an Option or SAR granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent grants of Plan Benefits under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.


SECTION 5.  Granting of Options and SARs
---------   ----------------------------

  Plan Benefits may be granted under the Plan at any time after May 24, 2000 (the date of approval of the Plan by the stockholders of the Company) and prior to May 24, 2010; provided, however, that nothing in the Plan shall be construed to obligate the Company to grant Plan Benefits to a Participant or anyone claiming under or through a Participant. The date of grant of Plan Benefits under the Plan will be the date specified by the Board of Directors at the time the Board of Directors grants such Plan Benefits; provided, however, that such date shall not be prior to the date on which the Board of Directors takes such action. The Board of Directors shall have the right, with the consent of a Participant, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to Section 6.7. Plan Benefits may be granted alone or in addition to other grants under the Plan.


SECTION 6.  Special Provisions Applicable to Options and SARs
---------   -------------------------------------------------

  6.1 Purchase Price and Shares Subject to Options and SARs.
      -----------------------------------------------------

  (a) The purchase price per share of Common Stock deliverable upon the exercise of an Option shall be determined by the Board of Directors; provided, however,
                                                            --------  -------
that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such Common Stock on the day the Option is granted (except as modified in Section 6.6(b) hereof), and (ii) in the case of a Non-Qualified Option, the exercise price shall not be less than the fair market value on the day such Option is granted.

  (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options, (ii) shares of Common Stock of the Company owned by the Participant having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors. The Board of Directors may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board of Directors, and to use the proceeds from such sale as payment of the purchase price of such shares.

  (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on The Nasdaq Stock Market if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  (d) The maximum number of shares with respect to which Options or SARs may be granted to any employee, including any transactions contemplated by Treas. Reg.
(S)1.162(e)(2)(vi), shall be limited to 112,500 shares in any calendar year.

  6.2 Duration of Options and SARs.  Subject to Section 6.6(b) hereof, each
      ----------------------------
Option and SAR and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years from the day on which the Option or SAR is granted and shall be subject to earlier termination as provided herein.

  6.3 Exercise of Options and SARs.
      ----------------------------

  (a) Subject to Section 6.6(b) hereof, each Option and SAR granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option or SAR. To the extent that an Option or SAR is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

  (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option or SAR; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to a Participant as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time by such Participant during any calendar year (under all plans of the Company and any Related Companies) shall not exceed $100,000.

  6.4 Nontransferability of Options and SARs.  No Option or SAR granted under
      --------------------------------------
the Plan shall be assignable or transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, with respect to Non-Qualified Options and SARs, unless the Participant's non-qualified stock option agreement granting such options (the "Non-Qualified Stock Option Agreement") or the Participant's SAR agreement granting such SARs (the "SAR Agreement") provides otherwise. Unless otherwise provided by the Non-Qualified Stock Option Agreement or the SAR Agreement, as applicable, during the life of the Participant, the Option or SAR shall be exercisable only by the Participant. If any Participant should attempt to dispose of or encumber the Participant's Options or SARs, other than in accordance with the applicable terms of a Non-Qualified Stock Option Agreement or SAR Agreement, the Participant's interest in such Options or SARs shall terminate.

  6.5 Effect of Termination of Employment or Death on Options and SARs.
      ----------------------------------------------------------------

  (a) Except as otherwise provided in the instrument evidencing the Plan Benefit, if a Participant ceases to be employed by the Company or a Related Company for any reason, including retirement but other than death, any Option or SAR granted to such Participant under the Plan shall immediately terminate; provided, however, that, except as otherwise provided in the instrument
--------  -------
evidencing the Plan Benefit, any portion of such Option or SAR which was otherwise exercisable on the date of termination of the Participant's employment may be exercised within the three-month period following the date on which the Participant ceased to be so employed, but in no event after the expiration of the exercise period. Except as otherwise provided in the instrument evidencing the Plan Benefit, any such exercise may be made only to the extent of the number of shares subject to the Option or SAR which were purchasable or exercisable on the date of such termination of employment. If the Participant dies during such three-month period, the Option or SAR shall be exercisable by the Participant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option or SAR on the date of his or her death, except as otherwise provided in the instrument evidencing the Plan Benefit.

  (b) Except as otherwise provided in the instrument evidencing the Plan Benefit, if the Participant dies while an employee of the Company or any Related Company, any Option or SAR granted to such Participant under the Plan shall be exercisable by the Participant's personal representatives, heirs or legatees, for the purchase of or exercise relative to that number of shares and to the same extent that the Participant could have exercised the Option or SAR on the date of his or her death. Except as otherwise provided in the instrument evidencing the Plan Benefit, the Option or SAR or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the exercise period.

  6.6 Designation of Incentive Stock Options; Limitations.  Options granted
      ---------------------------------------------------
under the Plan which are intended to be Incentive Stock Options qualifying under
Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

  (a) Dollar Limitation.  The aggregate fair market value (determined at the
      -----------------
time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Companies) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

  (b) 10% Stockholder.  If any Participant to whom an Incentive Stock Option is
      ---------------
to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Companies, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

      (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

      (ii) The option exercise period shall not exceed five years from the date of grant.

In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

  (c) Except as modified by the preceding provisions of this Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

  6.7 Conversion of Incentive Stock Options into Non-Qualified Options;
      -----------------------------------------------------------------
Termination of Incentive Stock Options.  The Board of Directors, at the written
--------------------------------------
request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

  6.8 Stock Appreciation Rights.  An SAR is the right to receive, without
      -------------------------
payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price, which amount will be multiplied by the number of shares with respect to which the SARs shall have been exercised. The grant of SARs under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board of Directors shall deem desirable:

  (a) Grant.  SARs may be granted in tandem with, in addition to or completely
      -----
independent of any Plan Benefit.

  (b) Grant Price.  The grant price of an SAR may be the fair market value of a
      -----------
share of Common Stock on the date of grant or such other price as the Board of Directors may determine.

  (c) Exercise.  An SAR may be exercised by a Participant in accordance with
      --------
procedures established by the Board of Directors or as otherwise provided in any agreement evidencing any SARs. The Board of Directors may provide that an SAR shall be automatically exercised on one or more specified dates.

  (d) Form of Payment.  Payment upon exercise of an SAR may be made in cash, in
      ---------------
shares of Common Stock or any combination thereof, as the Board of Directors shall determine.

  (e) Fair Market Value.  Fair market value shall be determined in accordance
      -----------------
with Section 6.1(c) with the "Determination Date" being determined by reference to the date of grant or the date of exercise of an SAR, as applicable.

  6.9 Rights as a Stockholder.  A Participant shall have no rights as a
      -----------------------
stockholder with respect to any shares covered by an Option or SAR until the date of issue of a stock certificate to the Participant for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

  6.10  Special Provisions Applicable to Non-Qualified Options and SARs Granted
        -----------------------------------------------------------------------
to Covered Employees.  In order for the full value of Non-Qualified Options and
--------------------
SARs granted to Covered Employees to be deductible by the Company for federal income tax purposes, the Company may intend for such Non-Qualified Options and SARs to be treated as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). In such case, Non-Qualified Options and SARs granted to Covered Employees shall be subject to the following additional requirements:

  (a) such options and rights shall be granted only by the Committee; and
  (b) the exercise price of such Options and the grant price of such SARs granted shall in no event be less than the fair market value of the Common Stock as of the date of grant of such Options or SARs.


SECTION 7.  Requirements of Law
---------   -------------------

  7.1 Violations of Law.  No shares shall be issued and delivered upon exercise
      -----------------
of any Option or the payment of any SAR unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each Participant may, by accepting Plan Benefits, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.

  7.2 Compliance with Rule 16b-3.  The intent of this Plan is to qualify for the
      --------------------------
exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board of Directors and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


SECTION 8.  Recapitalization
---------   ----------------

  In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, and the number of shares to which granted SARs relate shall be increased or decreased proportionately, as the case may be, and the grant price of such SARs shall be decreased or increased proportionately, as the case may be.


SECTION 9.  Reorganization
---------   --------------

  If the Company is merged, consolidated with another corporation and the Company is not the Surviving Corporation, or the property or stock of the Company is acquired by any other corporation or in the case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Plan Benefits, (i) make appropriate provision for the protection of any such outstanding Plan Benefits by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company; provided only that the excess of the aggregate fair market value of the shares subject to the Plan Benefits immediately after such substitution over the purchase or grant price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Plan Benefits immediately before such substitution over the purchase or grant price thereof, (ii) upon written notice to the Participants, provide that all unexercised Plan Benefits must be exercised within a specified number of days of the date of such notice or such Plan Benefits will be terminated, or (iii) upon written notice to the Participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Plan Benefits held by each Participant and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Plan Benefits held by such Participant over the aggregate purchase or grant price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.


SECTION 10.  No Special Employment Rights
----------   ----------------------------

  Nothing contained in the Plan or in any Plan Benefit documentation shall confer upon any Participant receiving a grant of any Plan Benefit any right with respect to the continuation of his or her employment by the Company (or any Related Company) or interfere in any way with the right of the Company (or any Related Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Plan Benefit. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Board of Directors, in accordance with any applicable laws.


SECTION 11.  Amendment of the Plan
----------   ---------------------

  The Board of Directors may at any time and from time to time suspend or terminate all or any portion of the Plan or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect the Participant's rights under any Plan Benefit previously granted. With the consent of the affected Participant, the Board of Directors may amend outstanding agreements relating to any Plan Benefit in a manner not inconsistent with the Plan. The Board of Directors, however, may not, without stockholder approval, amend the exercise price of any Option previously awarded pursuant to the Plan by either reducing the exercise price of such Option or cancelling such Option and granting a new replacement Option with a lower exercise price. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, provided, however, that the consent of a Participant is required if such amendment or modification would cause unfavorable income tax treatment for such Participant.


SECTION 12.  Withholding
----------   -----------

  The Company's obligation to deliver shares of stock upon the exercise of any Option or SAR and to make payment upon exercise of any SAR shall be subject to the satisfaction by the Participant of all applicable federal, state and local income and employment tax withholding requirements.


SECTION 13.  Effective Date and Duration of the Plan
----------   ---------------------------------------

  13.1  Effective Date.  The Plan shall become effective as of May 24, 2000 (the
        --------------
date of approval of the Plan by the stockholders of the Company).

  13.2  Duration.  Unless sooner terminated in accordance with Section 10
        --------
hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the effective date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options and SARs granted hereunder. If the date of termination is determined under (i) above, then Plan Benefits outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Plan Benefits.


SECTION 14.    Governing Law
----------     -------------

  The Plan and all actions taken thereunder shall be governed by the laws of the State of Delaware.

                                     PROXY

                                  ATMI, INC.

    Proxy for the Annual Meeting of Stockholders to be held on May 24, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all proxies, hereby appoint(s) Eugene G. Banucci and Daniel P. Sharkey, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of ATMI, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut 06811, on May 24, 2000, at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such matters as property may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted "FOR" proposals 1, 2 and 3. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
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

                                [DETACH HERE]

[X] Please mark votes as in this example

    The Board of Directors unanimously recommends a vote FOR Proposals 2 and 3.

    1. To elect directors.

    Nominees: (01) Stephen H. Mahie and (02) C. Douglas Marsh

                FOR      WITHHELD
               [   ]      [   ]


    [  ]______________________________________
        For all nominees except as noted above

                                                        FOR   AGAINST  ABSTAIN
    2. To approve the Company's 2000 Stock Plan        [   ]   [   ]    [   ]

    3. To ratify the appointment by the Board of
       Directors of Ernst & Young LLP as the           [   ]   [   ]    [   ]
       Company's independent certified auditors for the fiscal year ending December 31, 2000


    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [   ]



    Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.

Signature:               Date:          Signature:                 Date:
          ------------        -------             ----------------       -----